Exhibit 8.1

LIST OF OUR SUBSIDIARIES

Name of Subsidiary	Location	Principal activity	Start of Commercial Operations	Ownership Percentage
				2007	2006	2005	2004
Indosat International Finance Company B.V	The Netherlands	Finance	2005	100.00	100.00	100.00	—

Indosat Finance Company B.V	The Netherlands	Finance	2003	100.00	100.00	100.00	100.00

Satelindo International Finance B.V(1)	The Netherlands	Finance	1996	100.00	100.00	100.00	100.00

Indosat Singapore Pte Ltd	Singapore	Telecommunications	2005	100.00	100.00	100.00	—

PT Satelindo Multi Media(2)	Indonesia	Multimedia	1999	99.60	99.60	99.60	99.60

PT Aplikanusa Lintasarta	Indonesia	Data Communication	1989	72.36	72.36	72.36	69.46

PT Artajasa Pembayaran Elektronis(3)	Indonesia	Telecommunications	2000	39.80	39.80	39.80	45.15

PT Indosat Mega Media	Indonesia	Multimedia	2001	99.85	99.85	99.85	99.85

PT Multi Media Asia Indonesia	Indonesia	Multimedia	1997	26.67	26.67	26.67	26.67

Asean Telecom Holding Sdn Bhd	Malaysia	Holding	1995	14.24	14.24	16.67	16.67

Acasia Communictions Sdn Bhd	Malaysia	Telecommunications	1995	12.80	12.80	14.68	14.68

ASEAN Cableship Pte. Ltd	Singapore	Telecommunications	1995	16.67	16.67	16.67	16.67

PT Broadband Multimedia Tbk(4)	Indonesia	Multimedia	1994	2.29	5.00	5.00	5.00

PT Padang Golf Bukit Sentul	Indonesia	Golf	1994	18.89	18.89	18.89	18.89

ICO Global Communication Ltd	United States	Telecommunications	1995	0.00867	0.00867	0.00867	0.00867

PT Swadharma Marga Inforindo(5)	Indonesia	Telecommunications	1997	20.00	20.00	20.00	20.00

Camintel SA(6)	Cambodia	Telecommunications	1995	0.00	0.00	49.00	49.00

(1)	Satelindo International Finance B.V. was liquidated in January 2007.
(2)	PT Satelindo Multi Media has been in the process of liquidation since May 5, 2006. As of December 31, 2007 such liquidation has not been finalized.
(3)	PT Aplikanusa Lintasarta holds a 55.0% equity interest in PT Artajasa Pembayaran Elektronis.
(4)	PT Broadband Multimedia Tbk’s registration of shares pursuant to a right issue on February 5, 2007, caused Indosat’s ownership percentage to decline to 2.29%.
(5)	PT Aplikanusa Lintasarta holds a 20.0% equity interest in PT Swadharma Marga Inforindo.
(6)	Indosat sold its shares in Camintel SA in 2006.